Exhibit (10)(a)


                             GOODWIN, PROCTER & HOAR
               (A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS)
                                COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231
                                  July 8, 1986                 TELEX 94-0640
                                                          CABLE.GOODPROCT.BOSTON

MetLife - State Street Equity Trust
One Financial Center
Boston, Massachusetts 02111

Gentlemen:

     As counsel to MetLife - State Street Equity Trust, a voluntary association of the type commonly known as a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of MetLife - State Street Capital Appreciation Fund, MetLife - State Street Equity Investment Fund, and MetLife - State Street Equity Income Fund, the three series of the Trust which have been established and designated in Section 4.2 of
Article IV of the Trust's Agreement and Declaration of Trust (also referred to as the Master Trust Agreement) dated March 18, 1986 (the "Declaration"), ail as more fully described in the Prospectus and Statement of Additional Information contained in the Registration Statement on Form N-1A filed by the Trust, as amended (the "Registration Statement").

     We have examined the Declaration and By-Laws of the Trust, the records of the meetings and written consents of the Board of Trustees and shareholders of the Trust, the Prospectus and Statement of Additional Information contained in the Registration Statement and such other documents records and certificates as we deemed necessary for purpose of this opinion.

     Based upon the foregoing, we are of the opinion that the Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts, and that the shares of beneficial interest of the Trust which are the subject of the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

     We consent to being named in the Prospectus and Statement of Additional Information and to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                     Very truly yours,
                                     /s/ Goodwin, Procter & Hoar
                                     GOODWIN, PROCTER & HOAR

SVS-4486/S